Exhibit 10.1

OFFER SUMMARY

Closed-End Commercial Loan

This financing has multiple payment options. This disclosure assumes you will make the minimum payments permitted under the contract.
Funding Provided	$ 311,000.00	This is how much funding Maximcash Solutions LLC will provide.
Annual Percentage Rate (APR)	59.4%	APR is the cost of your financing expressed as a yearly rate. APR includes the amount and timing of the funding you receive, interest and fees you pay and the payments you make. Your APR is not an interest rate. Your interest rate is 51.64%. Your APR may be higher than your interest rate because APR incorporates interest costs and other finance charges.
Finance Charge	$ 101,190.00	This is the dollar cost of your financing.
Total Payment Amount	$ 401,190.00	This is [the total/our estimate of the total (as applicable)] dollar amount of payments you will make during the term of the contract.
Average Monthly Cost	$ 33,342.50	Although this financing does not have monthly payments, this is our calculation of your average monthly cost for comparison purposes.
Payment	$ 15,430.38 (Biweekly)	26 Biweekly payments of $15,430.38
Term	12 Months
Prepayment	A “Prepayment Interest Reduction Percentage” of 5% (with respect to unpaid interest remaining on this Loan) will be applied to the extent that the Borrower prepays this Loan in whole in accordance with, and subject to, Section 9 of the Business Loan and Security Agreement. Note that 95% of remaining unpaid interest will still be due upon Prepayment in whole. You should keep in mind that partial prepayments will not reduce the Total Interest Expense.

“If you pay off the financing early you must also pay the following additional fees:”

Legal Fee: $ 2,000.00

Funding Fee: $ 8,850.00

Bank Change Fee: $ 0.00

Notary Fee: $ 0.00

Non-Sufficient Funds (NSF) Fee: $ 35.00 (If incurred)

Stopped Payment Fee: $ 150.00 (If incurred)

Default Fee: 15% (If incurred)

Credit Fee: $ 0.00

UCC Filing Fee: $ 150.00 (Charged Upfront)

Applicable law requires this information to be provided to you to help you make an informed decision. By signing below, you are confirming that you received this information.

Recipient Signature:	Date:

/s/ Tie Li	12/30/2024

Loan #	Borrower: Nature’s Miracle Holding, Inc

This Business Loan and Security Agreement (as amended, modified or restated, the “Agreement”), together with the attached Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) (as amended, modified or restated, “Authorization Agreement”), as amended, modified or restated (collectively the “Agreement”) governs your business loan (“Loan”) made by the Borrower as of the Effective Date (defined below). Please read this Agreement and keep it for your reference. In this Agreement, the words “you,” “your” and “Borrower” each mean the Borrower identified on the signature page of this Agreement. Each Person identified on the signature page of this Business Loan and Security Agreement as a “Guarantor” (including any Secured Guarantor as herein defined) shall be referred to as “Guarantor” and collectively as “Guarantors” in this Agreement. The words “Lender”, “we”, “us”, and “our” each mean Maximcash Solutions LLC, and its successors and assigns. “Person” means a corporation, association, partnership, an estate, a trust and any other entity or organization. Each disbursement of the Loan is an “Advance.”

If you have any questions, please call us at [XXXXXXXXXX]

(we have support available Monday - Friday 9am - 6pm ET) or email [XXXXXXXXXX].

YOUR LOAN DETAILS
Borrower:	Nature’s Miracle Holding, Inc. et/al see addendum
Borrower’s Address:	3281 E. Guasti Road, Suite 175, Ontario, California 91761
Lender:	Maximcash Solutions LLC
Address for Lender:	[XXXXXXXXXX] Email: [XXXXXXXXXX]
Guarantor(s):	Nature’s Miracle Holding INC
Address(es) for Guarantor(s):	3281 E. Guasti Road, Suite 175, Ontario, California 91761
Secured Guarantor(s):	Nature’s Miracle Holding INC
Address(es) for Secured Guarantor(s):	3281 E. Guasti Road, Suite 175, Ontario, California 91761
Loan Amount:	$311,000.00
Origination Fee: (Deducted at time of Advance)	$11,000.00
Advance Amount: (Loan Amount less Origination Fee) Note that the Advance Amount may not be the amount deposited to your Designated Checking Account. The amount that will be deposited to your Designated Checking Account will be reduced by any amounts owed to Lender from any prior Advance, indebtedness, or loan, or may be used to pay off an amount owed to a third-party creditor.	$300,000.00
Maturity Date:	01/14/2026
Biweekly Payment Amount: (Business Days only) Payment Schedule: The term “Business Day” means any Monday through Friday, except for Federal Reserve holidays.

$15,430.38

26 payments of $15,430.38 due Biweekly each Wednesday, or the immediate next Business Day, immediately following the date disbursement of the Advance Amount is initiated by Lender (in the case of any Advance or loan with a Daily Payment Amount) or the same day each week as the day of the week disbursement of the Advance Amount is initiated by Lender beginning seven (7) days after the Advance Amount is initiated (in the case of any Advance or loan with a Weekday Payment Amount).

Total Interest Expense: (Does not include any costs, expenses or Fees)	$90,190.00
Total Repayment Amount: (Loan Amount plus Total Interest Expense)	$401,190.00

Loan #	Borrower: Nature’s Miracle Holding, Inc

PREPAYMENT, RENEWAL, AND OTHER FEES
Prepayment: (See Section 9 of this Agreement for details)	A “Prepayment Interest Reduction Percentage” of 5% (with respect to unpaid interest remaining on this Loan) will be applied to the extent that the Borrower prepays this Loan in whole in accordance with, and subject to, Section 9 of this Agreement. Note that 95% of the remaining unpaid interest will still be due upon any prepayment in whole. Partial prepayments will not reduce the Total Interest Expense.
Renewals:	Remaining unpaid interest on this Loan will be eligible to be forgiven by Lender in Lender’s sole discretion if: (a) Borrower is current on its scheduled payments with respect to this Loan (including payment of any fees or expenses), and (b) while this Loan is outstanding, Borrower enters into a business loan and security agreement for a new qualifying term loan with Lender, a portion of the proceeds of which are used to repay this Loan in whole.
Fees: (collectively the “Origination Fee”)

Underwriting Fee: $0

Legal Processing Fee: $2,000.00

Professional Service Fee: 0

Returned Payment Fee: $35.00

Funding Fee: $8,850.00

Bank Change Fee: $50.00

Notary Fee: $0

Non-Sufficient Funds (NSF) Fee: $35.00

Stopped Payment Fee: $100.00

Default Fee: 15%

UCC Filing Fee: $150.00

Late Fee: $35.00

Stacking Fee: $30,110.00

CERTAIN DISCLOSURES
Loan Pricing Disclosure	Lender uses a system of risk-based pricing to determine interest charges and fees. Risk-based pricing is a system that evaluates the risk factors of your application and adjusts the interest rate up or down based on this risk evaluation. This loan may be a higher cost loan than loans that may be available through other lenders. Borrower understands that Lender may make loans at other amounts, interest rates and with other fees to other Persons as well.

Loan For Specific Purposes Only

The proceeds of the requested Loan may solely be used for the specific purposes as set forth in the Use of Proceeds Certification of the Business Loan and Security Agreement. IN ADDITION, YOUWARRANTTHATTHE LOAN WILL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

Borrower understands that Borrower’s agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making loans for consumer/personal purposes, and certain important rights conferred upon consumers, pursuant to federal or state law will not apply to this transaction.

Loan #	Borrower: Nature’s Miracle Holding, Inc

The calculations below involve certain key assumptions about this Loan, including that the Loan is paid off in its entirety according to the agreed Payment Schedule and that no repayments are missed. This is provided as a convenience only, and Lender’s records will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender. To the extent the Lender’s records differ from the below metric calculations and metric explanations, the Lender’s records shall control. The amounts below may vary from the actual amounts.
Loan Amount $311,000.00	Advance Amount (minus fees withheld)[1] $300,000.00	Repayment Amount $401,190.00	Term 12 Months (repaid Biweekly)
METRIC	METRIC CALCULATION	METRIC EXPLANATION
Total Cost of Capital $101,190.00	Interest Expense: $90,190.00 Loan Fee: $ Origination Fee: $11,000.00 Other Fees: $ Total Cost of Capital: $ 101,190.00	This is the total amount that you will pay in interest and fees for the Loan, but this amount does not include fees and other charges you can avoid, such as late payment fees, returned payment fees, and the default fee.[2]
Annual Percentage Rate (APR) [3] 59.40%	Your Loan will have 26 Biweekly payments of: $15,430.38 APR: 59.40%	This is the cost of the Loan, including total interest or Loan Fees and other fees, expressed as a yearly rate. APR takes into account the amount and timing of capital you receive, fees you pay, and the periodic payments you make. This is provided as a convenience only. While APR can be used for comparison purposes, it is not an interest rate and is not used to calculate your interest expense or Loan Fee.
Average Monthly Payment $33,342.50	Repayment Amount: $401,190.00 Term (in months): ÷12 Months Average Monthly Payment: $33,342.50

This is the average monthly repayment amount of the Loan, which does not include fees and other charges you can avoid, such as late payment fees, returned payment fees and the default fee.[2]

The actual repayment frequency for the Loan will be Biweekly. This is an estimate for comparison purposes only.

Cents on the Dollar (excluding fees) 29.0¢	Interest Expense or $90,190.00 Loan Fee: Loan Amount: ÷ $311,000.00 Cents on the Dollar 29. ¢ (excluding fees):	This is the total amount of interest or Loan Fee paid per dollar borrowed. This amount is exclusive of fees. This is provided as a convenience only.
Prepayment	Does prepayment of this Loan result in any new fees or charges?	No (see “Prepayment” above)
Does prepayment of this Loan decrease the total interest or Loan Fees owed?	Yes (see “Prepayment” above for the interest or fee reduction amount)

Loan #	Borrower: Nature’s Miracle Holding, Inc

1 The Advance Amount is the amount of capital that a business receives and may be different from the Loan Amount. The Advance Amount is net of fees withheld from the Loan Amount. A portion of the Advance Amount may be used to pay off any amounts owed to Lender from a prior Advance, indebtedness, loan, or used to pay an amount owed to a third party creditor.

2 Your business may incur other fees that are not a condition of borrowing, such as late payment fees, returned payment fees, default fees, or monthly maintenance fees. Those fees are not reflected here. See the agreement for details on these fees (see “Other Fees” above). Further, your business may incur other third-party fees associated with any Advance, borrowing, non-payment or otherwise.

3 APR should be considered in conjunction with the Total Cost of Capital. APR may be most useful when comparing financing solutions of similar expected duration. APR is calculated here according to the principles of 12 C.F.R. § 1026 (Regulation Z), using 52 payment periods of equal length and 52 payment dates per year for Biweekly pay products, and 252 payment dates per year for daily pay products.

Loan #	Borrower: Nature’s Miracle Holding, Inc

1. EFFECTIVE DATE. This Agreement begins on the date we accept this Agreement in Utah, which is the date of our signature on the signature page of the Agreement (“Effective Date”). Borrower understands and agrees that Lender may postpone, without penalty, the Advance of Loan amounts to Borrower until Lender has determined in its sole discretion that all required security interests for the Loan have been perfected and Lender has received all required documentation for the Loan.

2.  AUTHORIZATION. Borrower agrees that the Loan shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to a duly authorized request on its behalf.

3.   LOAN FOR SPECIFIC PURPOSES ONLY. THE PROCEEDS OF THE LOAN MAY BE USED ONLY FOR THE SPECIFIC PURPOSES SET FORTH IN THE USE OF PROCEEDS CERTIFICATION CONTAINED IN SECTION 48 BELOW, AND NOT FOR ANY OTHER PURPOSES. In addition, the Loan will not be used for personal, family or household purposes, and Borrower and Guarantors agree they each are forever estopped from taking the position that such Loan (including Advances) are or were used for such personal, family or household purposes. Borrower understands that Borrower’s covenant not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon Persons making loans for personal, family or household purposes, and certain important rights conferred upon such Persons, pursuant to federal or state law will not apply to the Loan or the Agreement. Borrower understands that Lender will be unable to confirm whether the use of the Loan conforms to this Section. Borrower agrees that a breach by Borrower of the provisions of this Section shall not affect Lender’s right to (a) enforce Borrower’s promise to pay for all amounts owed under this Agreement, regardless of (i) the purpose for which the Loan is obtained or (ii) how the Loan proceeds are used by Borrower, and (b) use any remedy legally available to Lender, even if that remedy would normally not have been available had the Loan been made by Lender to Borrower for personal, family or household purposes.

4. DISBURSEMENT OF LOAN PROCEEDS AND MAINTENANCE OF BORROWER’S BANK ACCOUNT. If Borrower applied and is approved for the Loan, then the Loan will be disbursed as provided in the accompanying Authorization Agreement. Borrower shall maintain Direct Payments (ACH Debits) in its Designated Checking Account, including keeping such account open until the ” Total Repayment Amount” as defined in this Agreement has been completely repaid. Borrower agrees that the Loan made by Lender to Borrower may not be returned except at Lender’s sole discretion.

5. PROMISE TO PAY. Borrower shall pay Lender the Total Repayment Amount in accordance with the Payment Schedule above. As provided in the accompanying Authorization Agreement, Borrower shall enroll in Lender’s Automatic Payment Plan and authorizes Lender to collect required Loan payments. If required by Lender, Borrower agrees and authorizes Lender ( or its servicer or any agent of Lender thereof) to collect Loan payments from a transfer account.

6. ALTERNATIVE PAYMENT METHODS. If Borrower for any reason knows that Lender will be unable to process a Loan payment under Lender’s Automatic Payment Plan, then Borrower must either transfer sufficient funds into its Designated Checking Account such that the missed payment can be collected as provided in the attached Authorization Agreement, or promptly mail or deliver a check to Lender in an amount equal to the missed payment or, if offered to Borrower by Lender, make the missed payment by any pay-by-phone or on-line service or pursuant to wire t ransfer instructions that Lender may make available to Borrower from time to time. If Borrower elects to send payments to Lender for the Loan by postal mail, then Borrower agrees to send such payments to Lender’s address on the first page of this Agreement or some other place as designated by Lender from time to time in writing. All alternative payments contemplated in this Section shall be made in immediately available funds by check, money order, wire transfer, automatic transfer from an account at an institution offering such service, or other instrument in U.S. Dollars. Borrower understands and agrees that payments made by means other than as specified in this Section or to an address other than as set forth above may result in a delay in processing and/or crediting such payment, and may result in late fees, interest, or charges.

Loan #	Borrower: Nature’s Miracle Holding, Inc

If Borrower makes an alternative payment as contemplated by this Section on Borrower’s Loan by mail or by any pay-by-phone or on- line service that Lender makes available or by w i r e t r ans f er while Borrower is enrolled in the Automatic Payment Plan, Lender may treat such payment as an additional payment and continue to process Borrower’s scheduled Automatic Payment Plan payments or may reduce any scheduled Automatic Payment Plan payment by the amount of any such additional payment received.

7. APPLICATION OF PAYMENTS. Subject to applicable law, Lender reserves the right to allocate and apply payments received on Borrower’s Loan between principal, interest and fees in any manner Lender chooses in its sole discretion, with such discretion performed with Lender’s reference to its records for the Loan, it being understood and agreed by Borrower that Loan payments generally will be allocated and applied against any fees and interest incurred on the Loan before principal. At Lender’s discretion, if there are any fees, costs or other expenses due and owing under this Agreement, including, without limitation, any Fees, Lender may unilaterally adjust Borrower’s amortized or principal payments due under this Agreement in an amount to pay such fees, costs or other expenses; Lender, at its discretion, may charge such adjusted amount on a single amortized or principal payment, or over multiple amortized or principal payments.

8. POSTDATED CHECKS, RESTRICTED ENDORSEMENT CHECKS AND OTHER DISPUTED OR QUALIFIED PAYMENTS. Lender may accept late, postdated or partial payments without losing any of Lender’s rights under this Agreement (a postdated check is a check dated later than the day it was actually presented for payment). Lender is under no obligation to hold a postdated check and Lender reserves the right to process every item presented as if dated the same date received by Lender or Lender’s check processor. Borrower shall not send Lender payments marked “paid in full,” “without recourse,” or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement or applicable law. All notices and written communications concerning postdated checks, restricted endorsement checks (including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount) or any other disputed, nonconforming or qualified payments, must be mailed or delivered to the Lender’s address on the first page of this Agreement or some other place as designated by Lender from time to time in writing.

9. PREPAYMENT. Borrower agrees that all fees and other prepaid finance charges are earned by Lender fully as of the date of this Agreement and will not be subject to refund upon early payment of the Total Repayment Amount (whether voluntary or as a result of an Event of Default), except as otherwise required by law. Borrower may prepay Borrower’s Loan in whole on any Business Day by paying Lender the sum total of the Total Repayment Amount, including without limit any Returned Payment Fees and any Late Fees (if any), in each case as described in the attached in this Agreement less (a) the amount of any principal Loan payments made prior to such prepayment and (b) the product of (i) the percentage identified as the applicable Prepayment Interest Reduction Percentage in this Agreement and (ii) the aggregate amount of unpaid interest remaining on the Borrower’s Loan as of such date as determined by Lender’s records in accordance with Section 7. Borrower may prepay Borrower’s Loan in part on any Business Day and such payment shall be applied in accordance with Section 7.

10. SECURITY INTEREST. Borrower and each Guarantor hereunder (each a “Secured Guarantor” provided, however, that each reference to “Guarantor” in this Agreement shall include each “Secured Guarantor”) hereby grants to Lender, the secured party hereunder, a continuing security interest in and to any and all Collateral as defined and described below to secure the prompt and complete payment and performance of all debts, liabilities and obligations of Borrower to Lender hereunder, and also any and all other debts, liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, relating to the Loan described in this Agreement, the preceding being true whether or not contemplated by the parties hereto at the time of the granting of this security interest, regardless of how such debts, liabilities and obligations arise or by what agreement or instrument they may be evidenced by, and the preceding includes Borrower’s obligations to perform acts and refrain from taking action as well as all obligations to pay Lender money including, without limitation, all interest, other fees and expenses under or related to the Loan (all of the preceding being the “Obligations”). The ” Collateral” means all of Borrower’s, and all of each Secured Guarantor’s, assets and property, whether now owned by or owing to, or hereafter acquired by or arising in favor of Borrower and each Secured Guarantor, and whether owned or consigned by or to, or leased from or to Borrower and each Secured Guarantor, regardless of where located, which shall include, without limitation: (a) any and all amounts owing to Borrower now or in the future from any merchant processor(s) processing charges made by customers of Borrower via credit card or debit card transactions; (b) cash and cash equivalents, (c) inventory, (d) equipment, (e) investment property, including certificated and uncertificated securities, securities accounts, security entitlements, commodity contracts and commodity accounts, (f) instruments, including promissory notes, (g) chattel paper, including tangible chattel paper and electronic chattel paper, (h) documents, (i) letter of credit rights, (j) accounts, including health-care insurance receivables, (k) deposit accounts with any bank or other financial institution, (l) commercial tort claims as disclosed on Schedule 1, (m) general intangibles, including payment intangibles and software, (n) copyrights, patents and trademarks and all other intellectual property, (o) fixtures, (p) goods, (q) letters of credit, letter-of-credit rights, and supporting obligations, and (r) as-extracted collateral. The preceding terms used in defining the term “Collateral” not otherwise defined in this Agreement shall have the meaning as such terms may from time to time be defined in the Uniform Commercial Code in effect in the State of Utah (“UCC”). The security interest Borrower and each Secured Guarantor grants herein includes all accessions to, substitutions for and replacements, proceeds (including stock rights), insurance proceeds and products of the foregoing subsections (a) through (r), together with all books and records, customers lists, credit files, computer files, programs, printouts, and other computer materials and records related thereto and any general intangibles (as defined in the UCC) at any time evidencing or relating to any of the foregoing. Lender disclaims any security interest in household goods in which Lender is forbidden by applicable law from taking a security interest.

Loan #	Borrower: Nature’s Miracle Holding, Inc

11. PROTECTING THE SECURITY INTEREST. Borrower and each Secured Guarantor (as applicable) agrees that Lender and/or Lender’s agent or representative may file any financing statement, lien entry form control agreement, or other document that is necessary or desirable in order to perfect, amend or continue Lender’s security interest in the Collateral, including, without limitation, any fixture filings or other filings in the real property records, and Borrower, and each Secured Guarantor as applicable, shall cooperate with Lender and Lender’s agent or representative to accomplish said filing(s), and shall do whatever else Lender and Lender’s agent or representative deems necessary to protect Lender’s security interest in the Collateral. BORROWER AND EACH SECURED GUARANTOR EACH EXPRESSLY ACKNOWLEDGE AND AGREE BY SIGNING THIS AGREEMENT THAT, LENDER’S COLLATERAL AS DESCRIBED IN SECTION 10 INCLUDES ALL OF BORROWER’S AND EACH SECURED GUARANTOR’S PROPERTY AND ASSETS.

12. LOCATION OF COLLATERAL; TRANSACTIONS INVOLVING COLLATERAL. Unless Lender has agreed otherwise in writing, Borrower represents and warrants that (a) all Collateral (or records of the Collateral in the case of accounts, chattel paper and general intangibles) shall be located at Borrower’s address as shown on the first page of this Agreement, (b) except for inventory sold or accounts collected in the ordinary course of Borrower’s business (provided, however, that upon notice of Lender and if an Event of Default has occurred and is continuing, Borrower shall not sell inventory or accounts without Lender consent), Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral, (c) no one else has any interest in or claim against the Collateral that is not already disclosed on the attached Schedule 2. Additionally, unless Lender has agreed otherwise in writing, Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, other than the security interest provided for in this Agreement, and Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral for less than the fair market value thereof. Borrower shall, at the sole cost to Borrower, defend Lender’s rights in the Collateral against the claims and demands of all other Persons. Borrower (or each Secured Guarantor as applicable) shall hold all proceeds from any unauthorized disposition of the Collateral in trust for Lender, which shall not be co-mingled with any other funds and shall immediately be delivered to Lender upon receipt by Borrower or any Guarantor. Notwithstanding the preceding three sentences’ requirements, Borrower’s and each Guarantor’s obligations as described herein do not constitute or equate to consent by Lender to any such disposition or transfer. Borrower and each Secured Guarantor shall provide to Lender ten (10) days’ prior notice of the opening of any deposit account; Borrower and each Secured Guarantor shall, promptly provide, upon Lender’s request, a deposit account control agreement duly executed on behalf of each financial institution holding a deposit account of Borrower or any Secured Guarantor or a securities account control agreement duly executed on behalf of each financial institution or transfer agent holding a securities account of Borrower or any Secured Guarantor.

13. TAXES, ASSESSMENTS AND LIENS. Borrower shall complete, timely file, and pay when due all necessary federal, state and local taxes and shall pay when due all taxes, assessments, levies, and liens upon the Collateral and, upon Lender’s request, provide evidence of such payments to Lender.

14. INSURANCE. Borrower, and each Secured Guarantor as applicable, shall procure and maintain insurance policies and coverage as Lender may require with respect to the Collateral, including without limitation flood insurance if the location of any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, in the form, amounts and coverage reasonably acceptable to Lender and issued by a company reasonably acceptable to Lender, which shall be a minimum amount equal to the Total Repayment Amount. Borrower, and each Secured Guarantor as applicable, shall ensure that all of Borrower’s and each Secured Guarantor’s insurance policies name Lender as loss payee, and Borrower and each Secured Guarantor shall deliver to Lender endorsements demonstrating the same in form and substance satisfactory to Lender. If Borrower or any Secured Guarantor at any time fails to obtain or maintain any insurance as required under this Section, Lender may obtain such insurance as Lender deems appropriate at Borrower’s sole cost and expense. Borrower and/or each Secured Guarantor shall promptly notify Lender of any loss of or damage to the Collateral. Upon any insurable loss to any Collateral, the proceeds shall be paid to Lender to apply to the Total Repayment Amount

Loan #	Borrower: Nature’s Miracle Holding, Inc

15. REPAIRS AND MAINTENANCE. Borrower and each Secured Guarantor shall keep and maintain, and shall cause others to keep and maintain, the Collateral in good order, repair, and condition at all times while this Agreement remains in effect. Borrower and each Secured Guarantor further agrees to pay when due all claims made by third party Persons for work done on, or services rendered to, or material furnished in connection with the Collateral so that no lien or encumbrance of any kind may ever attach to or be filed against the Collateral.

16. INSPECTION OF COLLATERAL AND PLACE OF BUSINESS; USE OF PHOTOGRAPHS AND TESTIMONIALS. Lender and Lender’s designated representatives and agents shall have the right during Borrower’s or Secured Guarantor’s (as applicable) normal business hours and at any other reasonable time (except during an Event of Default during which Lender and Lender’s designated representatives and agents may examine the Collateral at any time) to examine the Collateral wherever located and the interior and exterior of any of Borrower’s or Secured Guarantor’s place of business. During an examination of any Borrower’s or Secured Guarantor’s place of business, Lender may examine, among other things, whether Borrower, or Secured Guarantor as applicable, (a) has a place of business that is separate from any residence; (b) is open for business; (c) has sufficient inventory to conduct Borrower’s, or Secured Guarantor’s as applicable, business; and (d) has one or more credit card terminals if Borrower, or Secured Guarantor as applicable, processes credit card transactions. When performing an examination, Lender may photograph the interior and exterior of any of Borrower’s or Secured Guarantor’s place of business, including any signage, and may photograph any individual who has signed this Agreement (each a “Signatory”) unless the Signatory previously has notified Lender that he or she does not authorize Lender to photograph the Signatory. Lender may obtain testimonials from any Signatory, including testimonials on why Borrower needed the Loan and how the Loan has helped Borrower. Any photograph and testimonial will become and remain the sole property of Lender. Borrower, each Guarantor, and each Signatory grant Lender the irrevocable and permanent right to display and share any photograph and testimonial contemplated in this Section in all forms and media, including composite and modified representations, for all purposes, including but not limited to any trade or commercial purpose, whether shared with any of Lender’s employees or agents or with the general public. Lender may, but is not required to, use the name of any Borrower, Guarantor and Signatory in connection with any testimonial. Borrower, each Guarantor, and each Signatory waive the right to inspect or approve versions of any photograph or testimonial or the written copy or other media that may be used in connection with any of the foregoing. Borrower, each Guarantor, and each Signatory release Lender from any claims that now exist or may arise in the future regarding the use of any photograph or testimonial, including any claims of defamation, invasion of privacy or infringement of moral rights, rights of publicity or copyright.

17. LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower or a Guarantor fails to comply with any provision of this Agreement or any related documents, including but not limited to Borrower’s failure to discharge, pay, or perform when due any Obligations, then Lender on Borrower’s or any Secured Guarantor’s behalf (as applicable) may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining, and preserving the Collateral. To the extent permitted by applicable law, any expenses, costs, or fees incurred in connection therewith (including attorneys’ and other advisory or third-party fees) will become a part of the Obligations and, at Lender’s option, shall: (a) be payable on demand; (b) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during the remaining term of the Loan; or (c) be treated as a balloon payment that will be due and payable at the Maturity Date. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.

Loan #	Borrower: Nature’s Miracle Holding, Inc

18. BORROWER’S AND EACH SECURED GUARANTOR’S REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS. Borrower and each Secured Guarantor represents and warrants that: (a) Borrower and each Secured Guarantor will comply with all laws, statutes, regulations, and ordinances pertaining to the conduct of its business and the Collateral, including without limitation any law relating to the use, sale, possession, cultivation, manufacture, distribution, or marketing of any controlled substances or other contraband (whether for commercial, medical, or personal purposes), or any law relating to the medicinal use or distribution of marijuana; (b) Borrower’s principal executive office and the office where Borrower keeps its records concerning its accounts, contract rights, and other property is that shown of the first page of this Agreement; (c) Borrower and each Secured Guarantor is duly organized, licensed, validly existing and in good standing under the laws of its state of formation and shall hereafter remain in good standing in that state, and Borrower and each Secured Guarantor is duly qualified, licensed and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified, licensed and in good standing in every other state in which it is doing business; (d) the true and correct legal name of the Borrower and each Secured Guarantor is set forth in the first page of this Agreement; (e) the aggregate ownership percentage of the Signatories is greater than or equal to fifty percent (50%) of the Borrower’s business; (f) the execution, delivery, and performance of this Agreement, and any other document executed in connection herewith, are within Borrower’s and each Secured Guarantor’s powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s or any Secured Guarantor’s charter, operating agreement, bylaws or other constituting documents, or of any indenture, agreement, or undertaking to which Borrower or any Secured Guarantor is a party; (g) all constituting documents and all amendments thereto of Borrower and each Secured Guarantor have been duly filed and are in proper order and any capital stock or other membership or equity interests issued by Borrower and each Secured Guarantor and outstanding was and is properly issued and all books and records of Borrower and each Secured Guarantor are accurate and up to date and will be so maintained; (h) Borrower and each Secured Guarantor (i) is not subject to any charter, corporate, or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation, or contractual restriction that could have a material adverse effect on its financial condition, business, or prospects, and (ii) is in compliance with its charter, operating agreement, bylaws, and other constating documents, all contractual requirements by which it may be bound and all applicable laws, rules and regulations other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect Borrower’s or any Secured Guarantor’s financial condition, business or prospects or the value of the Collateral, each taken individually and as a whole; (i) there is no action, suit, proceeding or investigation pending or, to Borrower’s or any Secured Guarantor’s or Signatory’s knowledge, threatened against or affecting it or any of Borrower’s or any Secured Guarantor’s assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on Borrower’s or any Secured Guarantor’s financial condition, business, or prospects or the value of the Collateral, each taken individually and as a whole; (j) all information provided by Borrower and/or each Guarantor as part of the application process for the Loan was true and complete; (k) neither Borrower nor any Secured Guarantor intends to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within six (6) months of the Effective Date; (l) neither Borrower nor any Secured Guarantor is presently insolvent within the meaning of the UCC or the United States Bankruptcy Code and neither will become insolvent upon the making of the Loan; (m) Borrower and each Secured Guarantor shall maintain in full force and effect and in good standing all material rights, licenses, and leases necessary to carry on its business, and all material permits, licenses, leases consents and approvals necessary for the construction, maintenance, and operation of its business; (n) Borrower shall make all payments of interest and principal as and when due, and Borrower and each Guarantor shall keep and comply with all terms, conditions and provisions of this Agreement; (o) the proceeds of any Advance shall not be used for personal, family, household or agricultural purposes; (p) Borrower shall not use the proceeds of any Advance, directly or indirectly, in violation of any applicable law or regulation, including without limitation Regulations T, U or X of the Federal Reserve Board as from time to time in effect (and any successor regulation or official interpretation of such Board), or to purchase or carry any “margin stock,” as defined in Regulations U and X, or any “margin security,” “marginable OTC stock” or “foreign margin stock” within the meaning of Regulation T, U or X; and (q) Borrower and each Secured Guarantor shall not effect any material change in their ownership or organizational structure (acknowledging that any change in ownership shall be deemed material when ownership is closely held and any change that would be adverse to Lender or adversely affect the Loan shall be deemed material).

Loan #	Borrower: Nature’s Miracle Holding, Inc

19. INTEREST AND FEES. Borrower shall pay in full the “Total Interest Expense” as set forth at the beginning of this Agreement and all other fees and costs set forth in this Agreement, including, without limitation, those set forth on Pages 1 and 2 of this Agreement. Borrower shall also pay the following fees:

A.	“Origination Fee”: A one-time origination fee in the amount set forth at the beginning of this Agreement. Borrower agrees that this fee shall be immediately deducted from the proceeds of Borrower’s Loan prior to the Loan’s initial Advance.

B.	“Returned Payment Fee”: A returned payment fee in the amount set forth in the beginning of this Agreement if any Loan payment processed on Borrower’s Loan is returned unpaid or dishonored for any reason.

C.	“Late Fee”: A late fee in the amount set forth in the beginning of this Agreement if a scheduled Loan payment is not received by Lender as provided in the Payment Schedule set forth in the beginning of this Agreement.

D.	“Default Interest”: Upon the occurrence and during the continuance of an Event of Default, the balance of the remaining unpaid principal and interest accrued on the Loan shall thereafter bear interest at a rate equal to the lesser of (i) Annual Percentage Rate (APR) as provided in this Agreement per annum or (ii) the maximum rate allowed by applicable law, as a default interest rate until the Event of Default has been cured as determined in Lender’s sole discretion.

Payments made on the Loan by Borrower shall be applied and allocated between Loan principal, interest, and fees in the manner set forth in Section 7.

20. INTEREST AND FEES EXCEEDING PERMITTED LIMIT. If the Loan is subject to applicable law that sets maximum interest or charges, and such applicable law is interpreted so that the interest or other fees collected or to be collected in connection with this Agreement exceed the permitted limits under such applicable law, then (a) any interest or charge shall be automatically reduced by the amount necessary to reduce such charge to the permitted limit under applicable law, and (b) if required by applicable law, any sums already collected from Borrower that exceed such permitted limits will be refunded or credited to Borrower.

Loan #	Borrower: Nature’s Miracle Holding, Inc

21. FINANCIAL INFORMATION AND REEVALUATION OF CREDIT. Borrower and each Guarantor (if any) authorize Lender to obtain business and personal credit bureau reports in Borrower’s and any Guarantor’s name, respectively, at any time and from time to time for the purpose of deciding whether to initially approve the requested Loan, or to approve any update, renewal, extension of credit, or for any otherwise applicable and lawful purpose. Upon Borrower’s or any Guarantor’s request, Lender shall advise Borrower or Guarantor (as applicable) if Lender obtained a credit report and Lender shall give Borrower or Guarantor the credit bureau’s name and address. Borrower and each Guarantor (if any) shall submit current financial information, a new credit application, or both, in Borrower’s name and in the name of each Guarantor, respectively, at any time promptly upon Lender’s request. Borrower authorizes Lender to act as Borrower’s agent for purposes of accessing and retrieving transaction history information regarding Borrower from Borrower’s designated merchant processor(s). Lender may report Lender’s credit experiences with Borrower and any Guarantor in relation to the Loan to third party Persons as permitted by applicable law, including with respect to any Guarantor to consumer credit reporting agencies. Lender may share the information contemplated under this Section for the purpose of Lender complying with governmental reporting or legal processes that Lender believes may be required, whether or not such sharing of information is in fact required or may otherwise do the same when necessary or helpful in completing a transaction, when investigating a loss or Event of Default or potential loss or Event of Default, or in connection with the sale or syndication of the Loan or any Advance. Borrower and each Guarantor is hereby notified that a negative credit report reflecting on Borrower’s and/or any Guarantor’s credit record may be submitted to a credit reporting agency (including with respect to any Guarantor to consumer credit reporting agencies) if Borrower or such Guarantor fails to fulfill the terms of their respective credit obligations hereunder. Guarantor acknowledges that any credit reporting on the Loan shall be at the sole discretion of Lender (subject to applicable law) and that Lender has the right to report the Loan to Guarantor’s personal credit file should Guarantor not pay any Obligation pursuant to the Guaranty set forth in this Agreement.

22.  FEES, EXPENSES AND COLLECTION COSTS. To the extent not prohibited by applicable law, Borrower shall pay to Lender on demand any and all fees, expenses and costs incurred by Lender in enforcing the terms of this Agreement or pursuing Lender’s remedies provided herein or under applicable law, including, but not limited to, collection costs, all attorneys’ fees and expenses, and all other expenses of like or unlike nature which may be expended by Lender to obtain or enforce payment of Obligations either as against Borrower, any Guarantor, or any other guarantor or surety of Borrower, or in the prosecution or defense of any action or concerning any matter arising out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Lender’s rights or interests therein or thereto, including, without limiting the generality of the foregoing, any attorneys’ fees or expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by Lender in connection with the administration, supervision, protection or realization on the Collateral, whether such security was granted by Borrower, a Secured Guarantor, or by any other Person primarily or secondarily liable (with or without recourse) with respect to the Obligations, and all costs and expenses incurred by Lender in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Lender in connection therewith, which amounts shall be considered advances to protect Lender’s security, and shall be secured hereby. To the extent permitted by applicable law, all of the expenses and costs contemplated in this Section shall become a part of the Obligations and, at Lender’s option, shall: (a) be payable on demand; (b) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during the remaining term of the Loan; or (c) be treated as a balloon payment that will be due and payable at the Loan’s maturity. Such rights shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.

23. BORROWER’S REPORTS. Promptly upon Lender’s written request, Borrower and each Guarantor shall provide Lender with such information about the financial condition and operations of Borrower or any Guarantor, as Lender may, from time to time, reasonably request. Borrower also shall promptly upon becoming aware of any Event of Default, or the occurrence or existence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, to promptly provide notice thereof to Lender in writing.

24. TELEPHONE COMMUNICATIONS. Borrower and each Guarantor hereby expressly consents to receiving calls and messages, including auto-dialed and pre-recorded message calls and SMS messages (including text messages) from Lender, its affiliates, marketing partners, agents, representatives, and any others calling at Lender’s request or on its behalf, at any telephone numbers that Borrower and/or the Guarantors have provided or may provide in the future or otherwise in Lender’s possession (including any cellular or mobile telephone numbers). Borrower and each Guarantor agree that such communications may be initiated using an automated telephone dialing system. Borrower and each Guarantor agree that he, she or it is responsible for any fees or charges associated therewith from their wireless carrier.

Loan #	Borrower: Nature’s Miracle Holding, Inc

25. INDEMNIFICATION. Except for Lender’s gross negligence or willful misconduct, Borrower and each Guarantor shall indemnify and hold Lender harmless from all losses, costs, damage, liabilities or expenses (including, without limitation, court costs and reasonable attorneys’ fees and expenses) that Lender may sustain or incur by reason of it (a) defending or protecting Lender’s security interests contemplated in this Agreement, or the priority thereof; (b) enforcing the Obligations; (c) the prosecution or defense of any action or proceeding concerning any matter arising out of or in connection with this Agreement and/or any other documents now or hereafter executed in connection with this Agreement and/or the Obligations and/or the Collateral. This indemnity shall survive the complete repayment and performance of the Obligations and the termination of this Agreement.

With respect to any Borrower and each Guarantor residing or incorporated in California, Borrower and each Guarantor acknowledges and agrees that all their rights that may relate to the release and waiver of claims contemplated by this Agreement under Section 1542 of the California Civil Code, as amended, are expressly waived. Section 1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Borrower and each Guarantor waives any right which it has or may have under Section 1542 of the California Civil Code, as amended, to the fullest extent that Borrower and the Guarantors may lawfully waive such rights pertaining to the release of the claims contemplated by Agreement.

26.  MERGERS, CONSOLIDATIONS OR SALES. No Borrower, Guarantor or any grantor of any Collateral shall (a) merge or consolidate with or into any other Person or business entity or (b) enter into any joint venture or partnership with any other Person, firm, corporation, or other entity. Borrower further agrees not to alter its ownership without prior written permission from Lender.

27. CHANGE IN LEGAL STATUS. Without Lender’s consent, no Borrower or Secured Guarantor shall (a) change its name, its place of business or, if more than one, chief executive office, its mailing address, or organizational identification number if it has one, or (b) change its type of organization, jurisdiction of organization or other legal structure. If Borrower or any Secured Guarantor does not have an organizational identification number and later obtains one, Borrower or such Secured Guarantor, as applicable, shall promptly notify Lender of such taxpayer identification number.

Loan #	Borrower: Nature’s Miracle Holding, Inc

28. DEFAULT. The occurrence of any one or more of the following events (each an “Event of Default”) shall constitute, without notice or demand, a default under this Agreement and all other agreements between Lender and Borrower, or any Guarantor or grantor of any Collateral, whether such agreements, instruments, or papers now exist or hereafter arise: (a) Lender is unable to collect any Automatic Payment Plan payment on two consecutive dates due and/or, Borrower fails to pay any Obligations on three (3) consecutive dates when payments are due daily or one (1) payment during any monthly period if payments are due and payable monthly; (b) Borrower fails to comply with, promptly, punctually and faithfully, to perform or observe any term, condition or promise within this Agreement; (c) the determination by Lender that any representation or warranty heretofore, now or hereafter made by Borrower or any Secured Guarantor to Lender, in any documents, instrument, agreement, application or paper was not true or accurate when given; (d) the occurrence of any event such that any indebtedness of Borrower owed to any lender other than Lender could potentially be accelerated, irrespective of whether such acceleration has taken place; (e) the occurrence of any event that would cause a “lien creditor,” as that term is defined in Section 9a−102 of the UCC (other than Lender) to obtain higher priority in any of the Collateral over Lender’s security interest created by this Agreement; (f) a filing against or relating to Borrower (unless consented to in writing by Lender) of (i) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or (ii) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state; (g) the occurrence of any event of default under any other agreement between Lender and Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that Lender may not have exercised its rights upon default under any such other agreement, instrument or paper); (h) any act by, against, or relating to Borrower or Guarantor, or any of their property or assets, whereby such act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of any of the Collateral; (i) the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower or any Guarantor, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower or any Guarantor; (j) the failure by Borrower or any Guarantor to generally pay the debts of Borrower or Guarantor as they mature; (k) adjudication of bankruptcy or insolvency relative to Borrower or any Guarantor; (l) the entry of an order for relief or similar order with respect to Borrower or any Guarantor in any proceeding pursuant to Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”) or any other federal bankruptcy law; (m) the filing of any complaint, application or petition by or against Borrower or any Guarantor initiating any matter in which Borrower or any Guarantor is or may be granted any relief from the debts of Borrower or any Guarantor pursuant to the Bankruptcy Code or any other insolvency statute or procedure; (n) the calling or sufferance of a meeting of creditors of Borrower or any Guarantor; (o) the meeting by Borrower or any Guarantor with a formal or informal creditor’s committee; (p) the offering by or entering into by Borrower or any Guarantor of any composition, extension or any other arrangement seeking relief or extension for the debts of Borrower, or the initiation of any other judicial or non- judicial proceeding or agreement by, against or including Borrower or any Guarantor that seeks or intends to accomplish a reorganization or arrangement with creditors; (q) the entry of any judgment against Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within 15 days of its entry; (r) the occurrence of any event or circumstance with respect to Borrower or any Guarantor or grantor of Collateral such that Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by Borrower under this Agreement or any other agreement between Lender and Borrower is impaired or there shall occur any material adverse change in the business or financial condition of Borrower (such event specifically includes, but is not limited to, taking additional financing from a credit card advance, cash advance company or an additional working capital loan without the prior written consent of Lender); (s) the entry of any court order that enjoins, restrains or in any way prevents Borrower from conducting all or any part of its business affairs in the ordinary course of business; (t) the occurrence of any uninsured loss, theft, damage or destruction to any material asset(s) of Borrower or any Secured Guarantor; (u) any act by or against, or relating to Borrower, a Secured Guarantor or any of their assets pursuant to which any creditor of Borrower or a Secured Guarantor seeks to reclaim or repossess or reclaims or repossesses all or a portion of Borrower’s or a Secured Guarantor’s assets; (v) the termination of existence, dissolution or liquidation of Borrower or any Secured Guarantor or the ceasing to carry on actively any substantial part of Borrower’s or any Secured Guarantor’s current business; (w) this Agreement shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by Borrower or any Guarantor denies it has any further liability or obligation hereunder; (x) any guarantor or person signing a support agreement in favor of Lender (including without limit the Guarantor(s) and the Guaranty) shall repudiate, purport to revoke or fail to perform his, her, or its obligations under his, her or its guaranty or support agreement in favor of Lender, or any such guarantor either die or dissolve (as applicable); (y) any material change occurs in Borrower’s or any Secured Guarantor’s ownership or organizational structure (acknowledging that any change in ownership will be deemed material when ownership is closely held); (z) if Borrower or any Guarantor or grantor of Collateral is a sole proprietorship, the owner dies; if Borrower or any Guarantor or grantor of Collateral is a trust, a trustor dies; if Borrower or any Guarantor or grantor of Collateral is a partnership, any general or managing partner dies or dissolves; if Borrower or any Guarantor or grantor of Collateral is a corporation, any principal officer or 10% or greater shareholder dies; if Borrower or any Guarantor or grantor of Collateral is a limited liability company, any managing member dies or dissolves; if Borrower or any Guarantor or grantor of Collateral is any other form of business entity, any Person(s) directly or indirectly controlling 10% or more of the ownership interests of such entity dies or dissolves; (aa) Borrower terminates the Authorization Agreement in accordance with its terms and another agreement is not immediately and in no less than two (2) days put in place in a form and substance satisfactory to Lender.

Loan #	Borrower: Nature’s Miracle Holding, Inc

29. RIGHTS AND REMEDIES UPON DEFAULT. Unless prohibited by applicable law, if an Event of Default occurs under this Agreement, then at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

A. Refrain from Disbursing Loan Proceeds: Refrain from making an Advance of Borrower’s Loan proceeds to the Designated Checking Account.

B. Debit Amounts Due from Borrower’s Account: Debit from Borrower’s Designated Checking Account all Automatic Payment Plan payments that Lender was unable to collect and/or the amount of any other Obligations that Borrower failed to pay.

C. Accelerate Indebtedness: Declare the entire Obligations immediately due and payable, without notice to Borrower.

D. Assemble Collateral: Require Borrower and/or any Guarantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Borrower and/or any Guarantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Except as limited or prohibited under applicable law, Lender also shall have full power to enter upon the property of Borrower and/or any Guarantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower and/or each Guarantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower and/or Guarantor after such repossession.

E. Sell the Collateral: Have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender’s own name or that of Borrower and/or any Secured Guarantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower, each Secured Guarantor and other Persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any Person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limit the expenses, costs and fees (including third-party costs and fees payable by Lender) of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement. To the extent permitted by applicable law, all such expenses will become a part of the Obligations and, at Lender’s option, will: (a) be payable on demand; (b) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during the remaining term of the Loan; or (c) be treated as a balloon payment that will be due and payable at the Loan’s maturity.

Loan #	Borrower: Nature’s Miracle Holding, Inc

F. Appoint Receiver: Have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver may serve without bond if permitted by applicable law. Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Obligations by a substantial amount. Employment by Lender shall not disqualify a Person from serving as a receiver.

G. Collect Revenues, Apply Accounts: Lender, either by itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender’s discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize on the Collateral as Lender may determine, whether or not any amount included within the Obligations is then due. For these purposes, Lender may, on behalf of and in the name of Borrower and/or any Guarantor, receive, open and dispose of mail addressed to Borrower or the Secured Guarantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collections, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender or its designee.

H. Obtain Deficiency: If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower and/or any Guarantor for any deficiency remaining on the Obligations due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower and/or Guarantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

I. Other Rights and Remedies: Lender shall have all the rights and remedies of a secured creditor under the provisions of the UCC, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity or otherwise.

J. Election of Remedies: Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, any related documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under the Agreement, after Borrower’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

30. CONSENT TO JURISDICTION AND VENUE. Borrower, each Guarantor, and Lender each consent to and agree that venue for all actions arising from or related to this Agreement or the Loan shall be in the Utah State District Court in and for Salt Lake County, State of Utah. The parties hereto waive any objection which either may have based on lack of jurisdiction or improper venue or forum non conveniens to any suit or proceeding instituted by either party under this Agreement in any state or federal court with jurisdiction over Salt Lake County, State of Utah, and consent to the granting of such legal or equitable relief as is deemed appropriate by such court.

Loan #	Borrower: Nature’s Miracle Holding, Inc

31. NO WAIVER BY LENDER. No delay or omission on the part of Lender in exercising any rights under this Agreement, any related guaranty (including without limit the Guaranty) or applicable law shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Lender’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

32. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower and each Guarantor may not assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any such assignment without Lender’s written consent shall be absolutely null and void. Lender’s consent to an assignment by Borrower shall not release Borrower or any Guarantor from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder. In connection with any assignment or participation, Lender may disclose all documents and information that Lender now or hereafter may have relating to Borrower or Borrower’s business. To the extent that Lender assigns its rights and obligations hereunder to another party, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall e ffect a novation between Borrower and such other party. Maximcash Solutions LLC (in its capacity as Servicer) or a successor servicer (if any) shall, acting solely for this purpose as a non- fiduciary agent of Borrower, maintain at one of its offices in the United States a copy of each assignment agreement delivered to it with respect to this Loan and a register for the recordation of the name of each assignee of this Loan, and principal and interest amount of this Loan owing to, such assignee pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Lender and each such assignee may treat each person whose name is recorded therein pursuant to the terms hereof as a “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The register maintained for this Loan shall be available for inspection by Borrower and any such assignee of this Loan, at any reasonable time upon reasonable prior notice to [Maximcash Solutions LLC] (in its capacity as Servicer) or the applicable successor servicer (if any). This Section shall be construed so that this Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury regulations (or any other relevant or successor provisions of the Internal Revenue Code or of such Treasury regulations).

33. INTERPRETATION. Paragraph and section headings used in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties hereto, having had the opportunity to consult legal counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

34. SEVERABILITY. If one or more provisions of this Agreement (or the application thereof) is determined invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application).

35. NOTICES. Except as otherwise provided in this Agreement, notice under this Agreement must be in writing. Notice to Lender shall be deemed received by Lender at the address sent forth on the first page of this Agreement by U.S. mail, postage prepaid, first-class mail; in person; by registered mail; by certified mail; by nationally recognized overnight courier; or when sent by electronic mail. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (a) actual receipt by that party; (b) delivery on a business day to the designated address of that party, addressed to that party; (c) if given by postage prepaid and registered or certified, return receipt requested, three (3) days after deposit with the United States Postal Service, postage prepaid and registered or certified, return receipt requested, addressed to that party at its designated address; or (d) electronic mail address in Lender’s records. The designated address of a party described in the beginning of this Agreement shall be the address of that party, or such other address as that party, from time to time, may specify by notice to the other parties.

Loan #	Borrower: Nature’s Miracle Holding, Inc

36. RECORDKEEPING AND AUDIT REQUIREMENTS. Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices or any other paper delivered to Lender by Borrower in connection with this Agreement or any other agreement other than as required by applicable law. Borrower shall at all times keep accurate and complete records of Borrower’s financial records, accounts, and Collateral. At Lender’s request, Borrower shall deliver to Lender: (a) schedules of accounts and general intangibles; and (b) such other information regarding the Collateral as Lender shall request. Lender, or any of its agents or representatives, shall have the right to call any telephone numbers that Borrower has provided or may provide in the future or otherwise in the Lender’s possession (including any cellular or mobile telephone numbers), at intervals to be determined by Lender, and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence that relate to Borrower’s Collateral or other transactions between the parties thereto and the general financial condition of Borrower and Lender may remove any of such records temporarily for the purpose of having copies made thereof. If Borrower was referred to Lender for this Loan by a third party, then Borrower consents to Lender sharing certain reasonable information about Borrower with such referring party for the purpose of such referring party verifying and/or auditing loans made through such referring party’s referrals.

37. GOVERNING LAW. The relationship between Borrower, Lender, and any Guarantor, and any claim, dispute or controversy (whether in contract, tort, or otherwise) at any time arising from or relating to this Agreement is governed by, and this Agreement will be construed in accordance with the laws of the State of Utah without regard to internal principles of conflict of laws. The legality, enforceability and interpretation of this Agreement and the amounts contracted for, charged, and reserved under this Agreement will be governed by such laws. Borrower understands and agrees that (a) Lender is located in Utah, (b) Lender makes all credit decisions from Lender’s office in Utah, (c) the Loan is made in Utah (that is, no binding contract will be formed until Lender receives and accepts Borrower’s signed Agreement in Utah) and (d) Borrower’s payments are not accepted until received by Lender in Utah.

38. WAIVER OF NOTICES AND OTHER TERMS. Except for any notices provided for in this Agreement, Borrower and any person who has obligations pursuant to this Agreement (e.g., each Guarantor), to the extent not prohibited by applicable law, hereby waives demand, notice of nonpayment, notice of intention to accelerate, notice of acceleration, presentment, protest, notice of dishonor and notice of protest. To the extent permitted by applicable law, Borrower, each Guarantor, and any other Person who has obligations pursuant to this Agreement also agrees to the following: (a) Lender is not required to file suit or show diligence in collecting the Obligations against Borrower, any Guarantor or any other Person who has obligations pursuant to this Agreement, and Lender is not required to proceed against any specific Collateral at any specific time; (b) Lender may, but shall not be obligated to, substitute, exchange or release any Collateral; (c) Lender may release any Collateral, or fail to realize upon or perfect Lender’s security interest in any Collateral; (d) Lender may, but will not be obligated to, sue one or more Persons without joining or suing others; and (e) Lender may modify, renew, or extend this Agreement (repeatedly and for any length of time) without notice to or approval by any Person who has obligations pursuant to this Agreement (other than the party with whom the modification, renewal or extension is made). In connection with such amendment, modification or renewal, Lender may require that Borrower and Guarantor each execute an Amendment and Modification Agreement to the Business Loan and Security Agreement, in the form to be provided by Lender.

39. MONITORING, RECORDING AND ELECTRONIC COMMUNICATIONS. To ensure a high quality of service for Lender’s customers, Borrower acknowledges and agrees that Lender may (a) monitor and/or record telephone calls between Borrower and Lender’s employees, representatives or agents, and (b) communicate with Borrower electronically by e-mail.

40. JURY TRIAL WAIVER AND CLASS ACTION WAIVER. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER, EACH GUARANTOR AND LENDER WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THE AGREEMENT AND ALL OTHER DOCUMENTATION EVIDENCING THE OBLIGATIONS, IN ANY LEGAL ACTION OR PROCEEDING. ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY COURT SITTING WITHOUT A JURY.

IF PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES THE RIGHT TO LITIGATE IN ANY COURT PROCEEDING ANY CLAIM BY EITHER PARTY AGAINST THE OTHER PARTY RELATED TO THIS AGREEMENT OR THE LOAN AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY IN GENERAL. THIS PROVISION SHALL SURVIVE ANY TERMINATION, AMENDMENT OR EXPIRATION OF THIS AGREEMENT OR THE LOAN, OR ANY OTHER RELATIONSHIP BETWEEN THE PARTIES.

41. CONFIDENTIALITY. Borrower and each Guarantor shall not make, publish or otherwise disseminate in any manner a copy of this Agreement or make any public statement or description of the terms of this Agreement, except to (a) Borrower’s or any Guarantor’s subsidiaries or affiliates, or potential investors in Lender or Lender’s subsidiaries, affiliates or related funds, and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives”); (b) to prospective transferees, assignees, credit providers or purchasers of Lender’s interests under or in connection with this Agreement or any transactions contemplated hereby; (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s, Guarantor’s, Borrower’s or Lender’s, Guarantor’s or Borrower’s subsidiaries or affiliates regulators or as otherwise required or requested in connection with Lender’s, Guarantor’s, Borrower’s or any subsidiary of Borrower’s financial examination or audit; (e) in connection with the exercise of remedies under the Agreement or any action or proceeding relating to this Agreement or the enforcement of rights hereunder or thereunder; and (f) to third- party service providers of Lender.

Loan #	Borrower: Nature’s Miracle Holding, Inc

42. ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

43. COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one (1) instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. All parties to this Agreement agree that Lender may (but shall have no obligation to) accept any signature, contract formation or record- keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Utah Uniform Electronic Transactions Act, or any similar state law based on the Uniform Electronic Transactions Act. Signatures and/or initials made through DocuSign or similar technologies shall be deemed of acceptable form for manifesting such party’s affirmative assent.

44. CUSTOMER SERVICE CONTACT INFORMATION. If you have questions or comments about your Loan, you may contact us at the address on the first page of this Agreement.

45. THE GUARANTY. Each Guarantor, including each Secured Guarantor, jointly and severally (if more than one), absolutely and unconditionally guarantee the prompt payment and performance to Lender (including its successors and assignees) of any and all Obligations incurred by Borrower (the “Guaranty”). Each Guarantor shall repay the Obligations on Lender’s demand, without requiring Lender to first to enforce or pursue of the Obligations payment against Borrower or any specific Guarantor if more than one. The Guaranty is a guarantee of payment and not of collection. The Guaranty is an absolute, unconditional, primary, and continuing obligation for each Guarantor, and will remain in full force and effect until the first to occur of the following: all of the Obligations have been indefeasibly paid and performed in full, and Lender has expressly terminated this Guaranty writing. E ach Guarantor represents and warrants that (a) it is a legal resident of the United States of America, or if a non-natural Person an entity formed, incorporated or organized in the United States of America, and (b) neither Borrower, nor itself as Guarantor, intends to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within 6 months of the date hereof. Each Guarantor waives all notices to which the Guarantor might otherwise be entitled to by applicable law, and each Guarantor also waives all defenses, legal or equitable, otherwise available to such Guarantor. This Guaranty shall be construed in accordance with the laws of the State of Utah, and shall inure to the benefit of Lender, its successors and assigns. In accordance with Section 40 and to the extent not prohibited by applicable law, each of the undersigned Guarantors waives its right to a trial by jury of any claim or cause of action based upon, arising out of or related to this Guaranty, the Agreement and all other documentation evidencing the Obligations, in any and all legal actions or proceedings. For each Guarantor that resides in a community property state, including, without limitation Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin, or as otherwise requested by Lender, the spouse of such Guarantor shall execute and agree to the Spousal Consent to Loan, attached as Exhibit B. So long as any of the Obligations remain unpaid or undischarged or Lender has any obligation to make the Loan, (i) Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower, or (ii) in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder, or be entitled to have the benefit of, any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any of the Obligations which, now or hereafter, Lender may hold or in which it may have any share. Each Guarantor hereby expressly waives any right of contribution or reimbursement from or indemnity against Borrower or any other guarantor, whether at law or in equity, arising from any payments made by any Guarantor, and each Guarantor acknowledges that each Guarantor has no right whatsoever to proceed against Borrower or any other guarantor for reimbursement of any such payments for so long as any of the Obligations remain unpaid or undischarged or Lender has any obligation to make the Loan. In the event any Guarantor shall receive any payment under or on account of such rights while any of the Obligations are outstanding, it shall hold such payment as trustee for Lender, to be paid over to Lender on account of the Obligations but without reducing or affecting in any manner the liability of Guarantor under the provisions of this Agreement, except to the extent the principal amount or other portion of such outstanding Obligations shall have been reduced by such payment.

Loan #	Borrower: Nature’s Miracle Holding, Inc

46. CERTIFICATION AND SIGNATURES. By executing this Agreement or authorizing the individual signing or affirming below to execute on its behalf, Borrower and each Guarantor certifies that Borrower and each Guarantor has received a copy of this Agreement and Borrower and each Guarantor has read, understood and agreed to be bound by the Agreement’s terms. Each Person signing or affirming below certifies that each Person is signing on behalf of the Borrower, the Guarantor(s), and/or in their individual capacity as indicated in the Signature Page for Borrower and each Guarantor (and if Borrower is a sole proprietorship, in the capacity of the owner of such sole proprietorship), and each individual executing this Agreement is authorized to execute this Agreement on behalf of Borrower and each Guarantor (as applicable). Use of Proceeds Certification: As referred to in Section 3 , by signing or affirming below, the Borrower certifies, acknowledges and understands that the Loan proceeds shall be used solely for purchasing or acquiring specific products or services, for the following purposes only: (a) specified merchandise, (b) insurance (but not self-insurance programs), (c) services or equipment, (d) inventory or other specified goods, (e) loans to finance specified sales transactions, (f) public works projects or educational services (e.g., training) and (g) other general working capital needs of the business of the Borrower. The Loan shall not be used for personal, family, household or agricultural purposes.

47. CONFESSIONS OF JUDGMENT. Borrower and Guarantor(s) shall, upon execution of this Agreement, deliver to Lender an executed stipulation and confession of judgment (“Stipulation and Confession of Judgment”) in favor of Lender in the amount of the Total Repayment Amount of the Loan. Upon the occurrence of an Event of Default, Borrower and each Guarantor consent to the filing of the Stipulation and Confession of Judgment in any court in the State of Utah, and Borrower and each Guarantor further consent to the entering, docketing, or domestication of any such judgment arising from or related to the Stipulation and Confession of Judgment in any court in the State of Utah or any other court (state or federal) for the purpose of collecting any such judgment.

48. PATRIOT Act. To the undersigned’s knowledge, neither Borrower nor any Guarantor nor any of its respective constituents or affiliates, is in violation of any laws relating to terrorism or money laundering, including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (as the same has been, or may hereafter be, renewed, extended, amended or replaced, the “Executive Order”)’ and the Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced, the “PATRIOT Act”). As used herein, “Anti- Terrorism Laws” means any laws relating to terrorism or money laundering, including the Executive Order, the PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be renewed, extended, amended, or replaced).

Loan #	Borrower: Nature’s Miracle Holding, Inc

AUTHORIZATION AGREEMENT FOR DIRECT DEPOSIT (ACH CREDIT) AND DIRECT PAYMENTS (ACH DEBIT)

This Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) (“Authorization Agreement”) is part of (and incorporated by reference into) the Business Loan and Security Agreement (“Loan Agreement”). Borrower should keep this important legal document for Borrower’s records. Capitalized terms not otherwise defined herein shall have the same meaning as defined in the Loan Agreement.

ADVANCE OF LOAN PROCEEDS. By executing this Authorization Agreement, Borrower authorizes Lender to disburse the Loan proceeds less the amount of any applicable fees upon Lender approving the Loan by Lender initiating an ACH credit, wire transfer or similar means to the checking account indicated on Exhibit A hereto (or a substitute checking account Borrower later identifies and is acceptable to Lender, hereinafter referred to as the “Designated Checking Account”) in the Advance Amount set forth in the Agreement. This authorization is to remain in full force and effect until Lender has received written notification from Borrower of its termination of this Authorization Agreement in such time and in such manner as to afford Lender and Borrower’s depository bank a reasonable opportunity to act on it, which in no event will be less than five (5) Business Days.

AUTOMATIC PAYMENT PLAN. Enrollment in Lender’s Automatic Payment Plan (defined below) is required for Loan approval. By executing this Authorization Agreement, Borrower agrees to, and hereby, enrolls in an automatic payment plan and authorizes Lender to collect payments required under the terms of the Loan Agreement by initiating ACH debit entries to the Designated Checking Account in the amounts and on the dates provided in the Payment Schedule set forth in the attached Exhibit A (the “Automatic Payment Plan”). Borrower authorizes Lender to increase the amount of any scheduled ACH debit entry or assess multiple ACH debits in an amount equal to the total amount of previously scheduled payment(s) (as scheduled in the Payment Schedule) that was not paid inclusive of any and all unpaid Fees. This authorization is to remain in full force and effect until Lender has received written notification from Borrower of its termination of this Authorization Agreement in such time and in such manner as to afford Lender and Borrower’s depository bank a reasonable opportunity to act on it, which in no event will be less than five (5) Business Days. Lender may suspend or terminate Borrower’s enrollment in the Automatic Payment Plan immediately if Borrower fails to keep Borrower’s Designated Checking Account in good standing or if there are insufficient funds in Borrower’s Designated Checking Account to process any payment (or if Lender is otherwise unable to collect any amounts by ACH debit owed to Lender under the Loan or under any other loan or extension of credit by Lender to Borrower). If Borrower revokes the authorization contemplated in this Authorization Agreement or Lender suspends or terminates Borrower’s enrollment in the Automatic Payment Plan, then Borrower shall still be responsible for making timely payments of the Loan pursuant to the alternative payment methods described in Section 6 of the Loan Agreement.

Provisional Payment. Any credit given by us to you with respect to an automated clearing house (“ACH”) credit entry is provisional until we receive final settlement for such entry through a Federal Reserve Bank. If we do not receive such final settlement, you are hereby notified and agree that you shall refund Lender in an amount equal to the amount credited to you in connection with such entry, and the underlying originator of such entry shall not be deemed to have paid you in the amount of such entry.

Notice of Receipt of Entry. Under the operating rules of the National Automated Clearing House Association, which are applicable to ACH transactions involving your Designated Checking Account, we are not required to give next day notice to you of Lender’s receipt of an ACH item and we will not do so. However, we will continue to notify you of the receipt of payments in the periodic statement we provide to you.

BUSINESS PURPOSE ACCOUNT. By executing this Authorization Agreement, Borrower agrees and certifies that the Designated Checking Account was established for business purposes and not primarily for personal, family or household purposes.

ACCOUNT CHANGES. Borrower shall promptly notify Lender in writing if there are any changes to the account and routing numbers of the Designated Checking Account.

MISCELLANEOUS. Lender is not responsible for any fees charged by Borrower’s bank as the result of credits or debits initiated under the Loan Agreement or this Authorization Agreement. The origination of ACH transactions to Borrower’s account shall comply with the provisions of the laws of the State of Utah. Borrower agrees to be bound by NACHA rules of the Electronic Payments Association. Borrower shall provide Lender at all times, real time, view only access to any and all banking, accounting and inventory systems of Borrower, in each case in a form and substance.

[Exhibit A Follows]

Loan #	Borrower: Nature’s Miracle Holding, Inc

Exhibit A

AUTHORIZATION AGREEMENT FOR DIRECT DEPOSIT (ACH CREDIT) AND DIRECT PAYMENTS (ACH DEBIT)

The following bank accounts are subject to the Authorization Agreement:

Bank Account:

Bank Name:
[XXXXXXXXXX]

Bank City and State:
[XXXXXXXXXX]

Legal Title of Account:
[XXXXXXXXXX]

Bank ABA#:

[XXXXXXXXXX]

Account Number:
[XXXXXXXXXX]

Type of Account:
[XXXXXXXXXX]

Bank Account:

Bank Name:
Bank City and State:
Legal Title of Account:
Bank ABA#:
Account Number:
Type of Account:

Bank Account:

Bank Name:
Bank City and State:
Legal Title of Account:
Bank ABA#:
Account Number:
Type of Account:

/s/ TIE (JAMES) LI	12/30/2024
Signature of Authorized Officer of Borrower	Date

TIE (JAMES) LI	CEO
Printed Name of Signer	Title of Signer

[XXXXXXXXXX]
Tax ID of Borrower

Loan #	Borrower: Nature’s Miracle Holding, Inc

Stock Pledge

1.	Pledge and Security Interest. Borrower hereby issues and sells to Lender 311,000 shares of Borrower’s Common Stock, par value $2.00 per share (the “Pledge Shares”), and further grants to Lender, a continuing lien and security interest in favor of Lender (the “Security Interest”), to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations pursuant to the Business loan and security agreement, the following (collectively, the “Pledged Collateral”):

(a)	the Pledge Shares and all dividends, cash, instruments and other securities or property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)	all proceeds of any and all of the foregoing Pledged Collateral, in whatever form (including, without limitation, cash or stock dividends or other proceeds that constitute property of the types described above).

2.	Security for Obligations. This Agreement secures the payment and performance of the following obligations (collectively, the “Obligations”): all present and future indebtedness, obligations, covenants, duties and liabilities of the Borrower to the Lender now existing or hereafter arising under or in connection with this Agreement, the Notes, the Business loan and security Agreement and all agreements and documents executed and delivered in connection therewith (collectively, the “Transaction Documents”).

3.	Delivery of Pledged Collateral. (a) On or prior to the date hereof, the Borrower shall deliver to the Lender in accordance with the delivery instructions as provided by the Lender in writing for electronic deposit into its brokerage account (or electronically in the name of Lender as reflected by the transfer agent for the sole benefit of Lender) , the Pledged Shares, in the name of the Lender, in electronic form, and other instruments of transfer and stock powers endorsed in blank as necessary.

4.	Dividends and Voting Rights. While the Pledged Collateral remains in Escrow, Lender shall be and is hereby given, an irrevocable voting proxy and right to vote with respect to all Pledged Collateral in such manner as the Lender desires.

5.	Duly Issued Shares. The Escrow Shares, when deposited into escrow herein, shall be deemed duly authorized, and validly issued, fully paid and non assessable. No further action shall be required or necessary for the sale or transfer of the Pledged Collateral by Lender after receipt from Escrow.

6.	Lender’s Rights to Foreclose on Shares. In an event of default under the Loan Agreement, Lender shall provide written notice to Borrower of said default, providing Borrower with two (2) business days to repay the loan in full with all interest and penalties (if any), and further advising the Borrower that in the event said Loan is not repaid and Event of Default is not cured in full, Lender shall have the absolute right, among other remedies at law or in equity to enforce the Loan, to sell or encumber such shares and apply the proceeds thereof to the balance due on the Loan. In the event that the sale of the Pledged Shares does not result in sufficient proceeds to repay the Loan obligations in full, then the Lender shall provide an accounting of the sale price and proceeds thereof and balance due under the Loan and may continue further collection remedies at law or in equity, including, without limitation, summary proceedings where the jurisdiction permits such proceedings. Notwithstanding the foregoing, the foregoing right to sell the Pledge Shares are not deemed a limitation of or selection of remedies and is without prejudice or limitation to any other rights in enforcement of repayment of the Loan that the Lender may take until all obligations are paid in full. Lender and its agents shall have no responsibility or requirement to “hold” or “wait” to sell the Pledge Shares in anticipation of higher stock prices and is not and shall not be deemed a fiduciary of Borrower.

7.	Representations and Warranties of Borrower. The Borrower represents and warrants as follows:

(a) The execution, delivery and performance by the Borrower of this Agreement and the exercise by the Agent or Lender of any of their rights and remedies in accordance with the terms of this Agreement and applicable securities law will not contravene any law or any contractual restriction binding on or affecting the Borrower or any of their properties.

(b) Borrower is the legal, record and beneficial owner of the Pledged Collateral owned by such Borrower, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, “Liens”).

Loan #	Borrower: Nature’s Miracle Holding, Inc

(c) The pledge of the Pledged Collateral and the grant of the Security Interest pursuant to this Agreement create a valid and perfected first priority security interest in the Pledged Collateral, securing payment and performance of the Obligations.

(d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Borrower of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Borrower, (ii) for the perfection or maintenance of the security interest created hereby, or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

(e) There are no conditions precedent to the effectiveness of this Agreement or the irrevocable stock powers that have not been satisfied or waived.

(f) Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies in the relevant jurisdictions, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by such Borrower of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by such Borrower or (ii) for the perfection of or exercise by the Lender of their rights and remedies hereunder.

(g) Effective on the date of execution of this Agreement, such Borrower hereby authorizes the Agent to file one or more financing statements under the UCC with respect to the Security Interest with the proper filing and recording agencies in the relevant jurisdictions, and in such other jurisdictions as may be requested by the Lender.

(h) Borrower will not transfer, pledge, hypothecate, encumber, assign, sell or other-wise dispose of any of the Pledged Collateral without the prior written consent of the Lender.

(i) Borrower shall promptly notify the Lender, in sufficient detail, upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Pledged Collateral and of any other information received by such Borrower that may materially affect the Security Interest or the rights and remedies of the Lender hereunder.

(j) All information heretofore, herein or hereafter supplied to the Lender by or on behalf of such Borrower with respect to the Pledged Collateral is accurate and complete in all material respects as of the date furnished.

8.	Dividends and Voting Rights. While the Pledged Collateral with Lender, the Lender shall be and is hereby given, an irrevocable voting proxy and right to vote with respect to all Pledged Collateral in such manner as the Lender desires. Alternative is to give a proxy to Lender to vote all shares “in accordance with all votes cast at a meeting or by written consent”, the key is you DON’T want OUTSTANDING shares that don’t vote and could result in lack of quorum sometimes etc. ]

9.	Lender Appointed Attorney-in-Fact. The Borrower hereby appoints Lender as the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower’s and in the name of the Borrower or otherwise, from time to time during the continuance of an Event of Default in the Lender’s discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Borrower representing any dividend, stock dividend, distribution, right, interest payment or other distribution in respect of the Pledges Shares or any part thereof and to give full discharge for the same (but the Agent shall not be obligated to and shall have no liability to the Borrower or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

9.	Lender May Perform. If the Borrower fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Agent and/or Lender incurred in connection therewith shall be payable by Borrower.

10.	Continuing Security Interest; Termination. (a) This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations (the “Termination Date”). On the Termination Date (i) the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Borrower provided that all Loan Obligations are paid and discharged in full and (ii) the Agent shall deliver to the Borrower the Pledge Collateral, by returning the same to the Borrower for Cancellation. Upon any such termination, the Lender shall at the Borrower’ expense, return, pro-rata, to the Borrower such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

Loan #	Borrower: Nature’s Miracle Holding, Inc

11.	Duly Authorized. The Pledge Shares, when deposited into escrow herein, shall be deemed duly authorized, and validly issued, fully paid and non assessable. No further action shall be required or necessary for the sale or transfer of the Pledged Collateral by Lender after receipt from Escrow.

12.	Registration.

(a) Mandatory Registration. In an Event of Default (and without limitation to any other remedies available herein), and upon receiving demand for registration by the Lender, the Borrower shall prepare and, as soon as practicable, but in no event later than 30 days after said notice of Event of Default (the “Filing Deadline”), file with the Securities & Exchange Commission (the “Commission”) an initial Registration Statement on Form S-1, F-1, S-3 or F-3 (the “Registration Statement”), or such other form or forms as may be reasonably acceptable to the Lender, covering the resale by the Lender or its assigns of all of the Escrow Shares, plus any other shares or securities issued or distributed thereon or in exchange therefore (the “Registerable Securities”). The Registration Statement shall register with the Commission for resale all of the Registrable Securities. The Lender shall have a reasonable opportunity to review and comment upon such Registration Statement or amendment to such Registration Statement and any related prospectus prior to its filing with the Commission. The Lender shall furnish all information reasonably requested by the Borrower for inclusion therein. The Borrower shall use its reasonable best efforts to have the Registration Statement or amendment declared effective by the Commission prior to the date that is 60 days after the Filing Deadline (the “Effectiveness Deadline”). The Lender shall use reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for sales of all of the Registrable Securities at all times until the date as of which the Investor no longer owns any Registrable Securities (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding anything to the contrary stated herein, in addition to any other remedies available at law or equity or as set forth in this Business Loan and security Agreement or otherwise, if (i) the Borrower shall have failed to file the Registration Statement by the Filing Deadline or (ii) the Registration Statement is not declared effective by the Effectiveness Deadline, in each case, for any reason or no reason, then the Borrower shall pay to Lender or its designee liquidated damages in an amount equal to $1,000 for each day following the Filing Deadline or Effectiveness Deadline, as applicable, until the Registration Statement has been filed with the Commission or the Registration Statement has been declared effective, as applicable. The parties agree hereto that the foregoing penalty is a reasonable liquidated damages amount, and further agree that it would be too difficult or costly or impractical to ascertain actual damages, and therefore, the Borrower has consented to the payment of the foregoing liquidated damages, within 10 days of the date incurred. In the event that Lender is required to enforce its rights hereunder, the Borrower waives any right to the posting of a bond, and further stipulates and agrees that it shall reimburse the Lender any court or legal fees in connection therewith.

(b) Rule 424 Prospectus. The Borrower shall, as required by applicable securities regulations, from time to time file with the Commission, pursuant to Rule 424 promulgated under the Securities Act, the prospectus, amendments and prospectus supplements, if any, to be used in connection with offers and sales of the Registrable Securities under the Registration Statement.

Loan #	Borrower: Nature’s Miracle Holding, Inc

(c) Piggyback Registrations. Without limiting any of the Borrower’s obligations hereunder or under the Business Loan Security Agreement, if the Borrower shall determine at any time, (whether or not an Event of Default exists) to prepare and file with the Commission a registration statement (or has begun to do so) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-8 (as promulgated under the Securities Act) or its equivalent relating to equity securities to be issued solely in connection with equity securities issuable in connection with the Borrower’s option or other employee benefit plans), then the Borrower shall deliver to the Lender a written notice of such determination and, if within five days after the date of the delivery of such notice, the Lender shall so request in writing, the Borrower shall include in such registration statement all or any part of such Registrable Securities the offer and sale of which the Lender requests to be registered. The Borrower agrees to register the aforementioned 311,000 collateral shares under the current registration about to be filed as part of the extraneous convertible preferred ($33 Million) transaction.

Instructions for delivery of NMHI shares as collateral are to be delivery via DTC to:

311,000 shares

[XXXXXXXXXX]

[XXXXXXXXXX]

[XXXXXXXXXX]

[XXXXXXXXXX]

Schedule 1

Commercial Tort Claims

{NOTE: SPECIFICALLY DESCRIBE THE CLAIM (I.E. PARTIES, DESCRIPTION OF THE DISPUTE, CASE NUMBER – IF AVAILABLE) - SEE OFFICIAL COMMENT 5 TO SECTION 9-108 OF THE UCC}.

Description of Claim	Parties	Case Number; Name of Court where Case was Filed

Schedule 2

Liens

Loan #	Borrower: Nature’s Miracle Holding, Inc

Signature Page

The undersigned hereby, as a duly and appointed authorized agent of Borrower and each Secured Guarantor, and in each signor’s capacity as a Guarantor, affirm that each has read and understand the terms and conditions of, consent to and agree to be bound by, the attached Agreement and the attached Authorization Agreement.

Borrower: Nature’s Miracle Holding, Inc

/s/ TIE (JAMES) LI	12/30/2024
Signature of Authorized Officer of Borrower	Date

TIE (JAMES) LI	CEO
Printed Name of Signer	Title of Signer

88-3986430
Tax ID of Borrower

Guarantor: Nature’s Miracle Holding, Inc

/s/ TIE (JAMES) LI	12/30/2024
Signature of Authorized Officer of Borrower	Date

TIE (JAMES) LI
Printed Name of Signer

Secured Guarantor: Nature’s Miracle Holding, Inc

/s/ TIE (JAMES) LI	12/30/2024
Signature of Authorized Officer of Borrower	Date

TIE (JAMES) LI	CEO
Printed Name of Signer	Title of Signer

Tax ID of Borrower

[Notary Page Follows]

For Lenders Use Only: This Agreement has been received and accepted by Lender in Utah after being signed by Borrower and any Guarantor(s) (including any Secured Guarantor(s)).

Lender: MAXIMCASH SOLUUTIONS LLC

/s/ Stephen P Cherner	12/30/2024
Signature of Authorized Officer of Lender	Date

Stephen P Cherner	Ceo
Printed Name of Signer	Title of Signer

Loan #	Borrower: Nature’s Miracle Holding, Inc

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